                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. of our report dated October 6, 2003 relating to the consolidated financial statements of OAO Comincom included in the definitive proxy statement of Golden Telecom, Inc. dated October 31, 2003.



/s/ ZAO PricewaterhouseCoopers Audit


October 31, 2003
Moscow Russia